UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2016

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-11299	ENTERGY CORPORATION (a Delaware corporation) 639 Loyola Avenue New Orleans, Louisiana 70113 Telephone (504) 576-4000	72-1229752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.
On August 8, 2016, Entergy Nuclear FitzPatrick, LLC (“ENF”), a wholly owned subsidiary of Entergy Corporation (“Entergy”), and Exelon Generation Company, LLC (“Buyer”), a wholly owned subsidiary of Exelon Corporation (“Exelon”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”). Pursuant to the terms and subject to the conditions of the Asset Purchase Agreement, ENF has agreed to sell, and Buyer has agreed to purchase, certain assets comprising the James A. FitzPatrick Nuclear Power Station (“FitzPatrick”) for (i) a purchase price of $100 million, (ii) a non-refundable signing fee in the amount of $10 million, and (iii) the assumption by Buyer at closing of certain liabilities of ENF related to FitzPatrick.
Consummation of the transactions contemplated by the Asset Purchase Agreement is subject to the satisfaction or waiver of a number of closing conditions, including (i) expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of regulatory approvals, such as regulatory approval by the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission (“NRC”) and the Public Service Commission of the State of New York (“NYPSC”), (iii) the receipt of a private letter ruling from the Internal Revenue Service, and (iv) certain other closing conditions.
In addition, the Asset Purchase Agreement will automatically terminate on November 23, 2016, if certain conditions are not satisfied by November 17, 2016 or waived by ENF and Buyer.  These conditions include (i) the continued effectiveness of the  order issued on August 1, 2016 by the NYPSC with respect to its Clean Energy Standards / Zero Emission Credit (CES/ZEC) program, (ii) that ENF and Buyer or affiliates of Buyer have entered into certain long term agreements with the Energy Research and Development Authority of the State of New York (“NYSERDA”) in connection with the CES/ZEC program on terms acceptable to Buyer, and (iii) NYPSC approval of the transactions on terms acceptable to Buyer.  In addition, if prior to the commencement of the refueling of FitzPatrick, any of the above conditions is overturned, reversed or enjoined, either Buyer or ENF can terminate the Asset Purchase Agreement.  If the Asset Purchase Agreement is terminated, a termination fee of up to $35 million will be payable to ENF under certain circumstances.
In November of 2015, Entergy announced that it intended to permanently shut down FitzPatrick in January 2017. If consummated, the transactions under the Asset Purchase Agreement would permit FitzPatrick to continue operating beyond January 2017. As a result of the transactions contemplated by the Asset Purchase Agreement, the refueling of FitzPatrick is expected to begin in January and end in February 2017. Accordingly, concurrently with the execution of the Asset Purchase Agreement, ENF and Buyer entered into a Reimbursement Agreement, pursuant to which Buyer will reimburse ENF for specified out-of-pocket costs or liabilities incurred by ENF and certain of its affiliates in connection with the refueling and operation of FitzPatrick that otherwise would have been avoided had ENF shut down FitzPatrick. Also concurrently with the execution of the Asset Purchase Agreement, ENF, Entergy Nuclear Power Marketing, LLC, an affiliate of ENF, and Buyer entered into a Transfer Agreement relating to sales of energy and capacity after the refueling. Under these agreements, Buyer will be entitled to all revenues from FitzPatrick’s electricity and capacity sales for the period commencing upon completion of the refueling outage through the closing date or, under certain circumstances in which the sale is not consummated, the duration of the fuel cycle or until FitzPatrick is shut down.
Entergy does not expect the consummation of the transactions described above to result in a material gain or loss in its results of operations.

As more fully described in Note 9 to the financial statements in Entergy’s Form 10-K, Entergy subsidiaries and NYPA entered into agreements when the Entergy subsidiaries purchased the Indian Point 3 Nuclear Power Station (“Indian Point 3”) and FitzPatrick in 2000 under which NYPA retained the decommissioning trusts and the decommissioning liabilities. Under the agreements NYPA has the right to require the Entergy subsidiaries to assume each of the decommissioning liabilities provided that NYPA assigns the corresponding decommissioning trusts to the Entergy subsidiaries.  On August 8, 2016, Entergy Nuclear Operations, Inc., a wholly owned subsidiary of Entergy (“ENOI”), and NYPA entered into a Trust Transfer Agreement, pursuant to which, upon approval of the NRC, NYPA will transfer the nuclear decommissioning trust funds for Indian Point 3 and FitzPatrick to ENOI, and ENOI will assume the obligations to decommission FitzPatrick and Indian Point 3. Entergy currently has a contract asset recorded that represents an estimate of the present value of the difference between the stipulated contract amount for decommissioning the plants less the decommissioning costs estimated in independent decommissioning cost studies.  Pursuant to the transfer agreement with NYPA, Entergy will now remove the contract asset from its balance sheet and record the value of the decommissioning trusts and liabilities.  Entergy does not expect the transfer to result in a significant gain or loss in its results of operations. In connection with the closing of the transactions contemplated by the Asset Purchase Agreement, ENOI will transfer to Buyer the nuclear decommissioning trust fund for FitzPatrick, and Buyer will assume the obligations to decommission FitzPatrick. This transfer is subject to NRC approval.
Cautionary Note Regarding Forward-Looking Statements
This Report includes statements of Entergy’s plans, beliefs and expectations that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements are subject to a number of risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this Report and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with rate proceedings, formula rate plans and other cost recovery mechanisms; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) nuclear plant relicensing, operating and regulatory risks, including any changes resulting from the nuclear crisis in Japan following its catastrophic earthquake and tsunami; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with strategic transactions that Entergy or its subsidiaries may undertake, including the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized and (h) economic conditions and conditions in commodity and capital markets during the periods covered by the forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Entergy Corporation
By:/s/ Marcus V. Brown
Marcus V. Brown Executive Vice President and General Counsel

Dated: August 9, 2016